UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 22, 2009

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-33774	98-0509431
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

13/F, Shenzhen Special Zone Press Tower, Shennan Road

 Futian, Shenzhen, China, 100020
 (Address of Principal Executive Offices)

(86) 755-83765666

( Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.

Entry into a Material Definitive Agreement

On October 22, 2009, China Security & Surveillance Technology, Inc., a Delaware corporation (the "Company") entered into a Notes Purchase Agreement (the "Notes Purchase Agreement") with Citadel Equity Fund Ltd. ("Citadel") pursuant to which the Company will repurchase the Tranche A Zero Coupon Guaranteed Senior Unsecured Convertible Notes in the aggregate principal amount of US$50 million (the "Tranche A Notes") for a total consideration of $47.5 million (the "Purchase Price"). The Company will pay $27 million of the Purchase Price in exchange for the cancellation of 56.8421% of all of the outstanding Tranche A Notes in an aggregate principal amount of US$28.42 million on or prior to October 30, 2009. The Company will pay $20.5 million to Citadel for the cancellation of the remaining 43.1579% of all of the outstanding Tranche A Notes on or prior to November 16, 2009.

The foregoing description of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such document, copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference in their entirety.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is hereby incorporated in Item 2.03 by reference.

Item 9.01.

Financial Statements and Exhibits

(d)

Exhibits

4.1	The Notes Purchase Agreement by and between the Company and Citadel, dated October 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Security & Surveillance Technology, Inc.

Date: October 23, 2009

/s/ Terence Yap
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	The Notes Purchase Agreement by and between the Company and Citadel, dated October 22, 2009.